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                                                                 EXHIBIT 10.18


                       1ST AMENDMENT TO LEASE - EXPANSION

THIS 1ST AMENDMENT TO LEASE (this 1ST AMENDMENT) is made this 12th day of May, 2000 between SPIEKER PROPERTIES, L.P., a California limited partnership, ("LANDLORD"), and BACKWEB TECHNOLOGIES, INC., a Delaware corporation ("TENANT").

      WHEREAS, Landlord and Tenant entered into a Lease dated December 23, 1998, (as amended, the "LEASE"), for those certain premises located at SUITE 510, 2077 GATEWAY PLACE, San Jose, California (the "PREMISES"), as more fully described in the Lease. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Lease; and

      WHEREAS, Landlord and Tenant desire to modify the Lease as provided herein.

      NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1.    PREMISES:

      The existing Premises of Suite 510, consisting of approximately 3,476 rentable square feet, shall be expanded to include:

      A. Suite 550 of 2077 Gateway Place, San Jose, California, which is deemed to consist of approximately 3,204 rentable square feet, effective May 1st, 2000, or as soon as Landlord delivers Suite 550 to Tenant, and

      B. Suite 500 of 2077 Gateway Place, San Jose, California, which is deemed to consist of approximately 10,889 rentable square feet, effective February 1, 2002.

2.    TERM:

      It is intended that the Lease for Suites 510, 550 and 500 shall all expire on January 31, 2007. Therefore:

      A. The term of the Lease for Suite 510 shall be extended by sixty (60) months from February 1, 2002 until January 31, 2007.

      B. The Term of the Lease for Suite 550 shall be for eighty-one (81) months, commencing May 1st, 2000, or as soon as Landlord delivers Suite 550 to Tenant, and shall expire January 31, 2007.

      C. The Term of the Lease for Suite 500 shall be for sixty (60) months, commencing February 1, 2002 and expiring January 31, 2007.

3.    RENTAL:

      The rental schedule for Base Rent each month shall be as follows:

                      SUITE 510      SUITE 550      SUITE 500           TOTAL
                      ---------      ---------      ---------           -----
5/1/00 - 12/31/00     $ 8,864.00      9,868.00              0      $18,732.00/month
1/1/01 - 1/31/01        9,316.00      9,868.00              0       19,184.00/month
2/1/01 - 1/31/02        9,316.00     10,349.00              0       19,665.00/month
2/1/02 - 4/30/02       11,783.00     10,862.00      36,914.00       59,559.00/month
2/1/03 - 1/31/04       12,375.00     11,406.00      38,765.00       62,546.00/month
2/1/04 - 1/31/05       13,000.00     11,983.00      40,725.00       65,708.00/month
2/1/05 - 1/31/06       13,660.00     12,592.00      42,794.00       69,046.00/month
2/1/06 - 1/31/07       14,355.00     13,233.00      44,972.00       72,560.00/month



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4.  OPERATING EXPENSES:

    In addition to the Base Rent, Tenant shall pay Operating Expenses in accordance with Paragraph 7 of the Lease. Estimated Operating Expenses for the year 2000 are approximately $0.67 per rentable square foot. Therefore, Estimated Operating Expenses for 2000 are as follows:

               Suite 510              $2,341.00 per month
               Suite 550              $2,147.00 per month
               Suite 500              To be determined pending 2002
                                      Estimated Operating Expenses

    TOTAL 2000 EST OPERATING EXPENSES:  $4,488.00 PER MONTH

    Operating Expenses for years 2001 through 2007 shall be in accordance with Paragraph 7 of the Lease.

5.  SECURITY DEPOSIT:

    Tenant shall increase the security deposit as follows:

          On May 1, 2000           $ 92,500.00    $ 11,471.00    $  103,971.00
          On May 1, 2002           $896,029.00    $103,971.00    $1,000,000.00

6.  LETTER OF CREDIT:

    At Landlord's sole discretion, but without obligation, Tenant may request the May 1, 2002 security deposit increase to be provided in the form of a Letter of Credit, according to the following provisions:

    A. DELIVERY OF LETTER OF CREDIT. In lieu of depositing an increased cash security deposit with Landlord, Tenant may, upon Landlord's review of Tenant's then-current audited financial statements, elect to deliver to Landlord and cause to be in effect during the remainder of the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount of $896,029.00 for the increased Security Deposit in this Lease Amendment #1, as it may be increased as provided in this Amendment and the Lease (the "LOC AMOUNT") for an initial term extending 30 days beyond the expiration date of this Lease Amendment #1 or any extension thereto. The LOC shall be in a form acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. The text of the LOC shall expressly state that the LOC shall survive the termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior

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      B. REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces;
         (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 6.

      C. LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

      D. LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 19 of this Lease.

      E. RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 6; or (b) reinstate the LOC to the full LOC Amount.

   If Tenant elects to have Landlord review Tenant's then-current audited financial statements, Landlord is obligated in no way to decrease Tenant's security deposit.

7. TENANT'S PROPORTIONATE SHARE:

   Tenant's Proportionate Share of the Building shall be as follows:

               Suite 510       4.60%
               Suite 550       4.24%
               Suite 500      14.42%

8. TENANT IMPROVEMENTS:

   Tenant shall accept the Premises in "as-is" condition. However, Landlord shall shampoo the carpets and clean, repair and replace blinds as necessary within suites 550, 500 and 510. Landlord will also patch and paint damage to the reception area wall in Suite 550.

   Tenant may, at Tenant's sole cost, construct the improvements as shown on the Attached Exhibit #1 to this Amendment. All improvements made to the Premises by Tenant shall be in accordance with the provisions of Paragraph 12 of the Lease. Landlord will charge a lowered administration fee of five percent (5%) of the cost of the improvements shown on the attached Exhibit 1.
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9.   PARKING

     Notwithstanding the provisions of Paragraph 37 of the Lease, Landlord will be implementing parking charges by the end of 2000. Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional rent hereunder, the monthly charges established from time to time by Landlord for parking in such parking areas. Such parking charges shall be payable in advance with Tenant's payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant.

Except as expressly modified above, all terms and conditions of the lease remain in full force and effect and are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment as of the date first written above.

LANDLORD:                               TENANT:
Spieker Properties, L.P.,               BackWeb Technologies, Inc.
a California limited partnership        a Delaware corporation

By:  Spieker Properties, Inc.           By:  /s/ CHRIS MARSHALL 05-12-2000
     a Maryland corporation                  -----------------------------
     its General Partner                     Chris Marshall

                                        Its: Sr. Dir. of Finance &
                                             Corp. Controller
                                             -----------------------------

By:  /s/ JOHN W. PETERSEN
     ---------------------------
     John W. Petersen

Its: Vice President
     ---------------------------